SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT


       Pursuant to Section 13 or 15(d) of the Securities Exchange of 1934



                           Date of Report July 1, 1999


                 Integrated Spatial Information Solutions, Inc.
                 ----------------------------------------------
             (Exact name of registrant as specified in its charter)



   Colorado                          0-14273                      84-0868815
   --------                          -------                      ----------
  (State of                        (Commission                  (IRS Employer
incorporation)                     File Number)              Identification No.)



13119 Professional Drive, Suite 200, Jacksonville, FL               32225
-----------------------------------------------------               -----
     (Address of principal executive offices)                     (Zip Code)



        Registrant's telephone number, including area code (904) 220-4747




                 (Former address, if changed since last report)

Item 5, Other Events.

A. Annual Shareholders' Meeting. The Company reports that its Board of Directors has set a record date as of close of business on July 30, 1999 for those shareholders eligible to vote at the Company's annual shareholders' meeting to be held at 9:30 AM Mountain Time at the Crystal Inn, 3300 N. Ouray Street, Aurora, CO 80011in Aurora, Colorado on September 2, 1999.

B. Appointment of New Chairman. The Company reports that on July 2, 1999 the Board of Directors appointed Gary S. Murray, an outside director, to the position of Chairman of the Board. The Company further reports that its Board of Directors has removed Stephen Carreker from the positions of Chairman of the Board and Chief Executive Officer, effective at the close of Business on July 1, 1999. The Company distributed a Press Release concerning the above actions and has included it as an attachment.

C. The Company further reports that on July 2, 1999 it instituted a civil action against its former Chairman and Chief Executive Officer.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  Integrated Spatial Information Solutions, Inc.
                                                   (Registrant)


July 13, 1999                         /S/ Fred Beisser
-------------                         ----------------
                                      (Signature)
                                      Frederick G. Beisser
                                      Vice President - Finance & Administration,
                                      Secretary, Treasurer and Principal
                                      Accounting Officer

                                  PRESS RELEASE

                    ISSS Appoints Gary S. Murray as Chairman


JACKSONVILLE, Fla., July 6, 1999 - Integrated Spatial Information Solutions, Inc. (NASDAQ: ISSS), a spatial information technology integrator, announced today that its Board of Directors has appointed an outside director, Gary S. Murray, to the position of Chairman of the Board.

The appointment follows the removal of Stephen Carreker from his position as ISSS Chairman and Chief Executive Officer effective at the close of business on July 1, 1999. The Board of Directors took the action reflecting on the Company's lack of performance, inability to execute its acquisition strategy and to achieve acceptable levels of earnings.

In accepting the position of Chairman, Mr. Murray stated, "The Board has affirmed its intention to remain actively engaged in managing the Company and delivering value to the shareholders. The Board intends that ISSS will run a fundamentally sound business and successfully execute its vison for ISSS. Although ISSS failed to gain momentum after the acquisition of PlanGraphics, its inability to perform should not be considered the trend line. The window of opportunity is still available to us and we intend to perform."

Murray, who was appointed a director in June of 1998, is the founder and president of Human Vision LLC, Greenbelt, MD an advisory and investment firm. He is also a founder and a principal of Timebridge Technologies (Lanham, MD), an e' commerce firm specializing in database and network services. Murray was founder, chairman and president of systems integrator Sylvest Management Systems (Lanham, MD) until its acquisition by Federal Data Corporation in June 1997.

The duties of Chief Executive Officer have been temporarily reassigned to John Antenucci, President of ISSS who will be acting CEO for the near term.

Integrated Spatial Information Solutions is headquartered in Jacksonville, Fla. Its operating subsidiary, PlanGraphics, Inc., is based in Frankfort, Ky., and has regional offices in Colorado, Maryland, California and Arizona.

                                     - End -

POC: Bruce Haun of B. Edward Haun & Co., Financial Communications, 303 595-4667

               For release at 4:01 PM Eastern Time, July 6 , 1999